                                                                    EXHIBIT 10.2

                               FUNDING AGREEMENT

     This FUNDING AGREEMENT (this "Agreement") is made as of August 8, 2000, by
                                   ---------
and between Targeted Genetics Corporation, a Washington corporation

("Targeted"), and Biogen, Inc., a Massachusetts corporation ("Biogen").
  --------                                                    ------

                                   RECITALS

     In connection with the execution, as of the date of this Agreement, of (i) an Agreement and Plan of Merger (the "Merger Agreement"), among Targeted, TGC
                                      ----------------
Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Targeted ("Merger Sub"), Genovo, Inc., a Delaware corporation ("Genovo"), and
           ----------                                           ------
Biogen (as a principal stockholder of Genovo), (ii) a Development and Marketing Agreement between Targeted and Biogen and (iii) a Return of Rights Agreement among Genovo, Targeted and Biogen (collectively, the "Biogen Transaction
                                                      ------------------
Agreements"):
----------

     A. Targeted has requested that Biogen extend to Targeted a term loan in the amount of $10,000,000 and Biogen is willing to extend such credit facility to Targeted on the terms and conditions set forth in this Agreement; and

     B. Biogen desires to purchase from Targeted, and Targeted desires to sell to Biogen, shares of Targeted's Common Stock, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual covenants and conditions set forth in this Agreement, the parties to this Agreement agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     As used in this Agreement and not otherwise defined, the following terms have the meanings set forth below.

     "Common Stock" means the common stock of Targeted, par value $.01 per
      ------------
share.

     "Governmental Approval" means any authorization, consent, approval,
      ---------------------
certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Entity required or permitted by applicable law.

     "Governmental Entity" means any court, administrative agency or commission
      -------------------
or other governmental authority or instrumentality.

     "Loan," which is defined in Section 2.1.1 of this Agreement, includes all
      ----
renewals and amendments of the Loan.

[*] Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

     "Loan Documents" means the Note, together with all other agreements,
      --------------
instruments and documents arising out of or relating to Article 2 of this Agreement or the Loan, and includes all renewals, replacements and amendments of such agreements, instruments and documents.

     "Material Adverse Effect" means a material adverse effect on the financial
      -----------------------
condition, results of operations, business or properties of the entity in question.

     "Maturity Date" means the date of maturity of the Note, on which date all
      -------------
outstanding principal and interest on the Note are due and payable. The Maturity Date shall be the five-year anniversary date of the first Advance under this Agreement; provided, however, that the Maturity Date shall not be later than six years from the date of this Agreement. If the Maturity Date would fall on a day that is not a business day, then the Maturity Date shall be extended to the next succeeding business day.

                                  ARTICLE TWO
                                   THE LOAN

2.1 Terms of the Loan
    -----------------

       Subject to the terms and conditions and on the terms set forth in this
Article 2, and in reliance on the representations, warranties and covenants of Targeted made in or pursuant to this Agreement, Biogen agrees to extend the following loan to Targeted:

       2.1.1  Loan Commitment

       Biogen shall lend to Targeted (the "Loan") an amount not to exceed
                                           ----
$10,000,000 (the "Loan Proceeds").  Such Loan Proceeds may be disbursed to
                  -------------
Targeted in one or more Advances (as defined in Section 2.1.3 of this Article
2).

       2.1.2  Promissory Note

       The Loan, and all Advances under the Loan, shall be evidenced by a single promissory note substantially in the form attached to this Agreement as Exhibit
                                                                        -------
A (including all renewals, replacements and amendments of such promissory note,
-
the "Note").  The principal amount of the Note due and payable on the Maturity
     ----
Date shall be the aggregate principal amount of all Advances under the Note outstanding on the Maturity Date.

       2.1.3  Advance of Proceeds

       (a) At any time and from time to time, Targeted may request in writing (an "Advance Request") that all or a portion of the Loan Proceeds (each amount
     ---------------
of Loan Proceeds distributed pursuant to an Advance Request, an "Advance") be
                                                                 -------
disbursed to Targeted. Each such Advance Request shall specify the amount of Loan Proceeds to be disbursed and the proposed date of disbursement (which date shall not be less than 15 business days from the date such Advance Request is made). Each Advance Request shall be subject to the following restrictions:

            (i) the minimum amount of each Advance Request shall be $1,000,000 (unless an amount less than $1,000,000 remains available for disbursement under the Loan, in which case such lesser amount may be requested);

            (ii) Targeted shall make no more than five (5) Advance Requests during the term of the Note; and

            (iii) there shall be no Event of Default (as defined in Section
2.5.1 of this Article 2) under the Note on the date of the Advance Request, except to the extent that any Event of Default has been waived by Biogen.

     (b) Upon the satisfaction of the conditions described in Section 2.2 of this Article 2, Biogen shall cause the Loan Proceeds specified in the Advance Request to be advanced to Targeted by wire transfer of funds to the account specified in writing by Targeted, on the later of (i) the date of disbursement proposed by Targeted in the Advance Request and (ii) the date on which the conditions described in Section 2.2 are satisfied with respect to such Advance Request.

     2.1.4  Interest Rate

     (a) The Loan shall bear interest on the principal amount of the Note remaining unpaid from time to time, at the rate equal to [*] per annum.

     (b) Upon the occurrence and during the continuance of any Event of Default, Biogen may, at its option, charge interest on the principal balance of the Loan and accrued interest at a rate of up to [*]% per annum in excess of the rate set forth in subsection (a), from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by Biogen or, absent cure or waiver, the Loan and such other amounts are repaid in full.

     (c) All computations of interest shall be based on a 365-day year for the actual number of days elapsed.

     (d) Notwithstanding any provision contained in this Article 2 or in the Note, the total liability of Targeted for payment of interest pursuant to this
Article 2 shall not exceed the maximum amount of interest permitted by applicable law to be charged, collected or received from Targeted. If any payments by Targeted include interest in excess of that maximum amount, Biogen shall apply the excess interest payment to reduce the accrued and unpaid interest on and principal balance of the Loan, and any excess interest payment remaining after all outstanding principal and accrued interest has been paid shall be returned to Targeted.

     2.1.5  Repayment

     Accrued and unpaid interest on the Loan shall be paid annually on the anniversary date of the first Advance or, if earlier, on the Maturity Date. All outstanding principal shall be due and payable in full in cash on the Maturity Date.

     2.1.6  Prepayments

[*] Confidential Treatment Requested

       Targeted may prepay all or any portion of the Loan at any time without premium or penalty. All prepayments shall be applied first to any accrued and unpaid interest on the Loan and then to the outstanding principal balance of the Loan.

2.2 Conditions Precedent to Funding the Loan
    ----------------------------------------

       Biogen shall not be required to disburse Loan Proceeds pursuant to any Advance Request unless and until the following conditions have been fulfilled:

       (a) Targeted shall have executed and delivered to Biogen this Agreement, the Loan Documents and the Biogen Transaction Agreements;

       (b) No Event of Default shall exist under this Agreement, the Loan Documents or any Biogen Transaction Agreement;

       (c) All representations and warranties of Targeted contained in this Agreement, the Loan Documents and the Biogen Transaction Agreements (as modified, if necessary, as of the date of such Advance Request) shall be true and correct in all material respects; and

       (d) The merger between Genovo and Merger Sub, pursuant to the terms of the Merger Agreement (the "Merger"), shall have been consummated and each of the
                           ------
Development and Marketing Agreement and the Return of Rights Agreement shall have become effective concurrently with the effectiveness of this Agreement and the Merger Agreement.

2.3 Affirmative Covenants of Targeted
    ---------------------------------

       Targeted covenants and agrees that, so long as this Agreement is in effect and until the principal balance under and all accrued interest on the Loan are paid or satisfied in full, Targeted shall:

       2.3.1 Maintenance of Records; Financial Data; Reporting Requirements

       (a) Keep at all times books of account and other records in which materially complete and correct entries will be made of all material dealings or transactions of Targeted;

       (b) Keep its books of account in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied; and
                        ----

       (c) Furnish to Biogen as soon as practicable, and in any event within ten days after filing, a copy of all periodic and special reports and forms filed by Targeted with the Securities and Exchange Commission ("SEC").
                                                       ---

       2.3.2 Inspection

       Subject to reasonable notice to Targeted and at reasonable times, allow any representative of Biogen to examine the books of account and other records and files of Targeted relevant to the

Loan, and to discuss the affairs, business, finances and accounts of Targeted with its senior officers.

       2.3.3  Exchange of Note

       Upon receipt of a written notice of loss, theft, destruction, or mutilation of the Note, and upon surrendering such Note for cancellation if mutilated, execute and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, provided that Biogen agrees to indemnify and hold Targeted harmless from all claims, losses, and damages (including reasonable attorneys' fees) incurred by Targeted as a result of loss, theft or destruction of the Note.

       2.3.4  Further Assurances

       Promptly upon request by Biogen, duly execute and deliver to Biogen such further instruments, agreements and documents and do or cause to be done such further acts as may be reasonably necessary to carry out the provisions and purpose of this Article 2 and the Loan Documents.

2.4 Negative Covenants of Targeted
    ------------------------------

       Targeted covenants and agrees that, so long as this Agreement is in effect and until the principal balance and accrued interest on the Loan are paid or satisfied in full, Targeted shall not, without the prior written consent of Biogen (which consent shall not be unreasonably withheld or delayed):

       (a) Declare or pay any cash distributions or dividends or return any capital to any of Targeted's shareholders; or

       (b) Wind up, liquidate or dissolve Targeted's business, enter into any transaction to dispose of all or substantially all of Targeted's assets or agree to do any of the foregoing.

2.5 Events of Default; Remedies
    ---------------------------

       2.5.1  Events of Default

       "Event of Default," wherever used in this Agreement, means any one of the
        ----------------
following events, whether voluntary, involuntary or pursuant to or affected by operation of applicable law:

       (a) Targeted fails to pay the principal or interest due and payable on the Note within 10 business days of the due date provided in Section 2.1.5 of this Agreement for the payment of such principal or interest, and after written notice to Targeted from Biogen of such failure to pay;

       (b) Targeted breaches any representation or warranty of Targeted in this Agreement, or any representation or warranty of Targeted becomes untrue, in either case which breach or misrepresentation is not or cannot be cured within 30 days of receipt by Targeted of written notice of such breach or misrepresentation (or, so long as Targeted is diligently pursuing a cure, such longer period of time as is reasonably necessary to cure such breach, not to exceed an additional 30 days); or

       (c) Targeted fails to observe or perform any other term, covenant or agreement to be performed or observed pursuant to the provisions of the Loan Documents or any Biogen Transaction Agreement, and such default is not or cannot be cured within 30 days of written notice to Targeted of such default (or, so long as Targeted is diligently pursuing a cure, such longer period of time as is reasonably necessary to cure such default, not to exceed an additional 30 days).

       2.5.2  Acceleration

       Upon the occurrence of any Event of Default, or at any time thereafter if any Event of Default is then continuing, Biogen may, by written notice to Targeted, declare the entire unpaid principal balance or any portion of the principal balance of the Note and interest accrued on the Note to be immediately due and payable by Targeted, and such principal and interest shall become immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are expressly waived by Targeted.

                                 ARTICLE THREE
                     PUT OPTION FOR TARGETED COMMON STOCK

       Subject to the terms and conditions and on the terms set forth in this
Section 3, and in reliance upon the representations, warranties, and covenants of Biogen and Targeted contained in or made pursuant to this Agreement, Biogen agrees to purchase from Targeted, and Targeted agrees to sell to Biogen, Targeted Common Stock:

3.1 Commitment for Future Purchase
    ------------------------------

       In accordance with the provisions of this Article 3, Targeted may elect to sell and issue to Biogen, and Biogen shall purchase from Targeted, a number of shares of unregistered Common Stock (the "Shares") having an aggregate fair
                                             ------
market value of up to $10,000,000.

3.2 Put Option; Purchase and Sale
    -----------------------------

       3.2.1  Put Request

       (a) Subject to Section 3.2.2 of this Agreement, at any time and from time to time before the third anniversary of the date of this Agreement, at the election of Targeted in its sole discretion (the "Put Option") and upon its
                                                  ----------
written request (the "Put Request"), Biogen shall subscribe for and purchase (a
                      -----------
"Share Purchase") a number of shares of Common Stock having an aggregate fair
 --------------
market value less than or equal to the Remaining Value (as defined in subsection
(b) of this Section 3.2.1) at the time of such Put Request, at the price and on the terms and conditions set forth in this Article 3. The Put Request shall specify (i) the Tranche Purchase Amount (as defined in subsection (b)) of such Share Purchase, (ii) the Remaining Value at the time of the Put Request and immediately after such Share Purchase, and (iii) the date of closing for such Share Purchase (the "Closing"), which date shall be 15 business days
                              -------
from the date the Put Request is made.

      (b) For purposes of this Article 3, the "Remaining Value" at the time of a
                                              ---------------
Put Request shall equal the difference of (i) $10,000,000 minus (ii) the sum of the Tranche Purchase Amounts (as defined below) of all Share Purchases (if any) made before the date of such Put Request. The "Tranche Purchase Amount" for any
                                               -----------------------
Share Purchase shall mean the aggregate value of the Shares purchased in such Share Purchase, based on the Price Per Share, as determined at the time of such Share Purchase pursuant to subsection (c) of this Section 3.2.1.

      (c) The price per Share for any individual Share Purchase (the "Price Per
                                                                      ---------
Share") shall equal the average of the daily closing prices of a share of
-----
Targeted Common Stock, as quoted on the Nasdaq National Market, for the period of [*] directing such Share Purchase. Notwithstanding the foregoing, if at any time during the 30 calendar days following the date of a Put Request Targeted publicly discloses material adverse information and the closing price of a share of Common Stock on the trading day immediately following such disclosure is less than 90% of the closing price of a share of Common Stock on the trading day immediately preceding such disclosure, then (i) the Price Per Share of the Share Purchase for which Targeted made such Put Request shall be adjusted to equal the average of the daily closing prices of a share of Common Stock for the five trading days immediately following the disclosure of the material adverse information and (ii) if such adjustment results in a lower Price Per Share, Targeted shall issue to Biogen that number of additional Shares equal to the quotient obtained by dividing (A) the difference obtained by subtracting (1) a Tranche Purchase Amount based on such reduced Price Per Share from (2) the original Tranche Purchase Amount for such Share Purchase, by (B) the lower Price Per Share.

      3.2.2 Restrictions on Put Option

      The Put Option shall be subject to the following restrictions:

      (a) Targeted shall make no more than five Put Requests pursuant to this
Section 3.2;

      (b) the Tranche Purchase Amount for each individual Share Purchase shall be at least $2,000,000 (unless the Remaining Value at the time of the Put Request for such Share Purchase is less than $2,000,000, in which case Targeted may exercise the Put Option for such lesser amount); and

      (c) Targeted shall not make any Put Request (and Biogen shall not be required to make the corresponding Share Purchase) that, if effected, would cause the number of shares of Targeted Common Stock owned by Biogen immediately after such Share Purchase to exceed 19.9% of the outstanding shares of Common Stock.

3.3 Purchase; Delivery
    ------------------

      3.3.1 Share Purchase Agreement

[*] Confidential Treatment Requested

       The purchase and sale of the Shares in each Share Purchase shall be made pursuant to a share purchase agreement (the "Share Purchase Agreement"), the
                                             ------------------------
terms and conditions of which shall be substantially similar to the terms and conditions set forth in this Article 3.

       3.3.2 Delivery

       At the Closing of each Share Purchase, subject to the terms and conditions of this Agreement and the Share Purchase Agreement, Targeted shall deliver to Biogen a certificate representing the Shares to be purchased by Biogen at such Closing, dated the date of such Closing and duly registered in the name of Biogen, against payment of the Tranche Purchase Amount by wire transfer of funds to the account specified by Targeted in writing.

3.4 Conditions of Biogen's Obligations at Closing
    ---------------------------------------------

       The obligations of Biogen under this Article 3 with respect to a Share Purchase are subject to the fulfillment, on or before the date of the Closing for such Share Purchase, of each of the following conditions, unless waived in writing by Biogen:

       3.4.1 Representations and Warranties

       The representations and warranties of Targeted contained in Article 4 of this Agreement, with such modifications to Sections 4.2 (Capitalization) and 4.5(a) (SEC Reports) as may be required at the time of such Share Purchase, shall be true on and as of the date of such Closing. Targeted shall have taken all actions on its part to be taken to permit the representations and warranties of Biogen contained in Article 5 of this Agreement to be true on the date of such Closing.

       3.4.2 Performance

       Targeted shall have performed and complied with all agreements, obligations and conditions contained in this Article 3 that are required to be performed or complied with by it on or before the date of such Closing.

       3.4.3 Exemption

       The offer and sale of the Shares to Biogen in such Share Purchase shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").
 --------------

       3.4.4 Compliance Certificate

       The chief executive officer or the chief financial officer of Targeted shall have delivered to Biogen a certificate stating that the conditions specified in Sections 3.4.1 and 3.4.2 of this Article 3 have been fulfilled.

       3.4.5 Proceedings and Documents

       All corporate and other proceedings in connection with and all documents incident to such Share Purchase shall be reasonably satisfactory to Biogen and Biogen's counsel, and the Share Purchase Agreement shall have been duly executed and delivered by Targeted.

       3.4.6 Opinion of Company Counsel

       Biogen shall have received an opinion from Orrick, Herrington & Sutcliffe LLP, counsel for Targeted, dated as of the date of such Closing, in form and substance reasonably satisfactory to Biogen.

       3.4.7 No Injunctions or Restraints

       There shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the offer, sale and purchase of the Shares in such Share Purchase.

       3.4.8 Biogen Transaction Agreements

       The Merger shall have been consummated and each of the Development and Marketing Agreement and the Return of Rights Agreement shall have become effective concurrently with the effectiveness of this Agreement and the Merger Agreement.

3.5 Conditions of Targeted's Obligations at Closing
    -----------------------------------------------

       The obligations of Targeted under this Article 3 with respect to a Share Purchase are subject to the fulfillment, on or before the date of the Closing for such Share Purchase, of each of the following conditions, unless waived in writing by Targeted:

       3.5.1 Representations and Warranties

       The representations and warranties of Biogen contained in Article 5 of this Agreement shall be true on and as of the date of such Closing.

       3.5.2 Performance

       Biogen shall have performed and complied with all agreements, obligations and conditions contained in this Article 3 that are required to be performed or complied with by it on or before the date of such Closing.

       3.5.3 Exemption

       The offer and sale of the Shares to Biogen in such Share Purchase shall be exempt from registration under the Securities Act.

       3.5.4 No Injunctions or Restraints

       There shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the offer, sale and purchase of the Shares in such Share Purchase.

3.6 Covenants of Targeted
    ---------------------

       3.6.1 Rule 144 Reporting

       Targeted shall use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, such that the condition specified in Rule 144(c) is met.

       3.6.2 Registration Rights

       (a) Demand Registration.
           -------------------

             (i) On one occasion after the date of the Closing of Biogen's first Share Purchase under this Article 3 but before the second anniversary of the closing date of the Merger, Biogen may request that all of the Shares owned by Biogen as of such date be registered under the Securities Act on a Registration Statement on Form S-3 (or a successor form) (the "Resale S-3").
                                                               ----------
Upon the receipt of such request Targeted shall use its Reasonable Commercial Efforts (as defined below) to effect the Resale S-3 as soon as practicable, at Targeted's expense, and to cause the Resale S-3 to remain effective until the earlier of 180 days from the effective date of the Resale S-3 and the date on which all the Shares covered by the Resale S-3 have been sold; provided, however, that Targeted shall not be required to effect the Resale S-3 if (A) if Form S-3 is not available for such registration; (B) the Shares to be included in the Resale S-3 would have an aggregate price to the public of less than $1,000,000; (C) Targeted shall furnish to Biogen a certificate signed by the president of Targeted stating that (1) Targeted is engaged or has bona fide plans to engage in a registered public offering or is engaged in any other activity that, in the good faith judgment of Targeted's board of directors, would be adversely affected by the requested registration or (2) the requested registration would involve initial or continuing disclosure obligations that are not in the best interests of Targeted's shareholders at such time, in which event Targeted shall have the right to defer the filing of the Resale S-3 for a period of not more than 90 days after receipt of the request; or (D) Targeted has already effected a registration statement on Form S-3 or Form S-1 within the 180-day period preceding the date of such request. As used in this Agreement, "Reasonable Commercial Efforts" shall be determined under the law of the state
 -----------------------------
of Delaware, and shall mean such good faith efforts as are consistent with efforts made by businesses of similar size and resources in a similar circumstance and context to achieve the particular result in a timely manner, but shall not require a party to take actions that would be commercially unreasonable to such party in that circumstance.

             (ii) In the event Targeted effects the Resale S-3 pursuant to this
Section 3.6.2(a), Targeted shall indemnify and hold harmless Biogen, each underwriter of such Shares, if any, and each other person, if any, who controls Biogen or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Biogen or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Resale S-3, any preliminary prospectus or final prospectus contained in the Resale S-3 (the "Prospectus"),
                                                                 ----------
or arise out of or are based on the omission or alleged omission to state a material fact required to be stated in the Resale S-3 or necessary to make the statements in the Resale S-3 not misleading; and Targeted will reimburse Biogen or such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Targeted will not be liable in any such case to the extent that any such loss, claim, damages or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale S-3, the Prospectus or any amendment or supplement of the Resale S-3 or the Prospectus in reliance on and in conformity with written information furnished to Targeted by or on behalf of Biogen expressly for use in the Resale S-3 or the Prospectus or any untrue statement in such prospectus or omission of a material fact required to make a statement not misleading in the Prospectus that is corrected in any subsequent Prospectus that was delivered to Biogen before the pertinent sale or sales by Biogen.

     (b)   Inclusion in Affiliate Registration.
           -----------------------------------

     After the second anniversary of the closing date of the Merger and continuing so long as Biogen is deemed to be an "affiliate" of Targeted, as that term is defined under the Securities Act, Biogen shall be entitled to include the Shares in any Demand Registration Statement effected by Targeted pursuant to the provisions of Section 5.19 of the Merger Agreement, subject to the terms and conditions of such Section 5.19.

     3.6.3 Company Registration

     If at any time or from time to time Targeted shall determine to register any of its securities for its own account, other than (a) a registration relating solely to employee benefit plans or (b) a registration relating solely to a Rule 145 transaction, Targeted will promptly give Biogen written notice of such registration and include in such registration all Shares held by Biogen as of the date of such written notice; provided, however, that such Shares cannot for whatever reason be sold by Biogen under Rule 144 and provided further that Biogen shall make a written request for registration of such Shares within 20 days after receipt of such written notice from Targeted. Notwithstanding the foregoing, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude some or all of the Shares to be included in such registration, such limitation or exclusion to be made pro rata with the shares of all other shareholders also being registered at such time, on the basis of the number of shares being registered.

     3.6.4 Information

     Targeted shall furnish to Biogen a copy of each document filed by Targeted with the SEC, and each amendment to Targeted's articles of incorporation and bylaws adopted, after the date of this Agreement. The covenants set forth in this Section 3.6.4 shall terminate and be of no further force or effect if Biogen ceases to own at least 5% of Targeted's outstanding capital stock.

       3.6.5 Indemnification

       Targeted shall indemnify Biogen for losses and expenses resulting from any breach by Targeted of a covenant, representation or warranty under this
Article 3; provided, however, that under no circumstances shall Biogen be entitled to any indemnification in excess of the amount paid by Biogen for the Shares owned by Biogen as of the date of such claim for indemnification.

3.7 Covenants of Biogen
    -------------------

       3.7.1 Market Manipulation

       Beginning upon the date of each Put Request and ending upon the date of Closing of the related Share Purchase:

       (a) neither Biogen nor any of its affiliates shall sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock;

       (b) neither Biogen nor any of its affiliates shall enter into any contract, undertaking, agreement or arrangement (whether written or oral) with any third party pursuant to which any of Biogen, its affiliates or such third party will take, or cause to be taken, any of the actions set forth in subsection (a).

                                 ARTICLE FOUR
                  REPRESENTATIONS AND WARRANTIES OF TARGETED

       Targeted represents and warrants to Biogen, as of the date of this Agreement, as follows:

4.1 Organization, Standing and Power
    --------------------------------

       Targeted is a corporation duly organized and validly existing under the laws of the state of Washington. Targeted has the corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. Targeted is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Targeted. Targeted has previously provided to Biogen with complete and correct copies of its articles of incorporation and bylaws as in effect on the date of this Agreement.

4.2 Capital Structure
    -----------------

       (a) (i) The authorized capital stock of Targeted consists of 80,000,000 shares of Common Stock and 6,000,000 shares of preferred stock, par value $0.01 per share. As of July 25, 2000, the issued and outstanding capital stock of Targeted consisted of 36,446,578 shares of Common Stock and the shares of Series B convertible exchangeable preferred stock described in subsection (ii) below.

            (ii) Shares of Series B convertible exchangeable preferred stock of Targeted held by Elan International Services, Ltd. ("Elan") were convertible
                                                     ----
into 3,732,106 shares of Common Stock as of December 31, 1999. If Elan were to elect to convert these shares of preferred stock on July 21, 2005 (the expiration of the conversion option), these shares of preferred stock would convert into 5,740,548 shares of Common Stock. Alternatively, Elan has the option to exchange this preferred stock and any accumulated dividends for a 30.1% interest in Emerald Gene Systems, Ltd., the subsidiary of which Targeted owns 80.1%.

            (iii) As of July 25, 2000, Targeted has reserved 3,419,544 shares of Common Stock for issuance upon the exercise of stock options granted or available for grant under Targeted's Restated 1992 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Targeted Stock Option Plan"), of which
                                      --------------------------
options to purchase 2,730,241 shares have been issued and are outstanding and options to purchase 689,303 shares are available for grant. Targeted has reserved 6,398,175 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

            (iv) As of the date of this Agreement, there are no other outstanding shares of capital stock or voting securities of Targeted other than shares of Common Stock issued after July 25, 2000 (i) upon the exercise of options issued under the Targeted Stock Option Plan or upon the exercise of warrants described above and (ii) to Elan pursuant to the Securities Purchase Agreement dated as of July 21, 1999 and amended August 8, 2000, between Targeted and Elan (the "Elan Stock Purchase Agreement").
               -----------------------------

     (b) The shares of issued and outstanding capital stock of Targeted have been duly authorized and validly issued, are fully paid and nonassessable, are free and clear of any security interests, liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders of such shares and such shares have not been issued in violation of and, except the preemptive right granted by Targeted to Elan in the Securities Purchase Agreement dated as of July 21, 1999 (which allows Elan to participate in any future equity financing of Targeted on the same terms and conditions as the investors in such financing, such that Elan maintains its pro rata interest in Targeted), are not otherwise subject to any preemptive or other similar rights or rights of first refusal created by statute, the articles or certificate of incorporation or bylaws of Targeted or any agreement to which Targeted is a party or by which it is bound.

     (c) Except (i) as contemplated by this Agreement and the Merger Agreement,
(ii) as provided in the Rights Agreement dated as of October 17, 1996, between Targeted and ChaseMellon Shareholder Services, LLC, as rights agent (the "Rights
                                                                          ------
Agreement"), and (iii) as provided in the Elan Stock Purchase Agreement, there
---------
are no other options, warrants, calls, rights, commitments, arrangements or agreements of any character to which Targeted is a party or by which Targeted is bound obligating Targeted to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Targeted or obligating Targeted to grant, extend or enter into any such option, warrant, call, right, commitment, arrangement or agreement.

     (d) There are no voting trusts or other agreements or understandings to which Targeted is a party with respect to the voting of the capital stock of Targeted.

4.3 Authority
    ---------

       Targeted has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Loan Documents and the Share Purchase Agreement (collectively, the "Funding Agreements"). The execution and
                                       ------------------
delivery of the Funding Agreements and the consummation of the transactions and contemplated by the Funding Agreements (including the issuance of Common Stock pursuant to Article 3 of this Agreement) have been duly authorized by all necessary corporate action on the part of Targeted. Each of this Agreement and the Loan Documents has been, and each Share Purchase Agreement will be, duly executed and delivered by Targeted, and each of this Agreement and the Loan Documents constitutes, and each Share Purchase Agreement will constitute, a valid and legally binding obligation of Targeted, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

4.4 No Conflict; Required Filings and Consents
    ------------------------------------------

       (a) The execution, delivery and performance of the Funding Agreements by Targeted do not, and the consummation by Targeted of the transactions contemplated by the Funding Agreements will not, conflict with or result in any material violation of or default under (with or without notice or lapse of time, or both), and do not and will not give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, (i) any provision of Targeted's articles of incorporation or bylaws, each as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Targeted or its properties or assets, except in the case of clause (ii) as would not, individually or in the aggregate, have a Material Adverse Effect on Targeted.

       (b) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity or Governmental Entity is required by or with respect to Targeted in connection with the consummation of the transactions contemplated by the Funding Agreements, except (i) the filing of appropriate Merger documents as required by the Delaware General Corporation Law, (ii) the filing of a Form 8-K with the Securities and Exchange Commission and the National Association of Securities Dealers, (iii) any filings as may be required under applicable state securities laws, (iv) the filing with the Nasdaq National Market of a Notification for Listing of Additional Shares with respect to the shares of Common Stock to be issued pursuant to Article 3 of this Agreement, (v) such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings that are required in connection with the Merger or that, if not obtained or made, would not have a Material Adverse Effect on Targeted or Biogen, and (vi) filings and notices not required to be made or given until after the date of this Agreement.

4.5 SEC Reports; Financial Statements
    ---------------------------------

       (a) Targeted has filed with the SEC all reports, forms, registration statements, definitive proxy statements and documents required to be filed with the SEC since December 31, 1999, and has furnished to Biogen true and complete copies, in the form filed with the SEC, of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) the proxy statement relating to its 2000 annual meeting of shareholders, (iii) its annual report to shareholders for the fiscal year ended December 31, 1999 and (iv) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (collectively, the "Targeted SEC Documents"). As of their respective filing dates, the Targeted SEC
 ----------------------
Documents (including all financial statements, exhibits and schedules to and documents incorporated by reference in the Targeted SEC Documents) (i) complied in all material respects with the requirements of the Exchange Act and the Securities Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements made in the Targeted SEC Documents, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Targeted SEC Document.

       (b) The financial statements of Targeted, including the notes to the financial statements, included or incorporated by reference in the Targeted SEC Documents (the "Targeted Financial Statements") were complete and correct in all
                -----------------------------
material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the applicable published rules and regulations of the SEC as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the related notes or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The Targeted Financial Statements fairly present the consolidated financial condition and operating results of Targeted and its subsidiaries at the dates and during the periods indicated in the Targeted Financial Statements (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Targeted accounting policies except in response to SEC Staff Accounting Bulletin No. 101 and as described in the Targeted SEC Documents.

4.6 Absence of Undisclosed Liabilities
    ----------------------------------

       Targeted has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those recorded or otherwise disclosed in the Targeted Financial Statements, (b) those incurred in the ordinary course of business and not required to be set forth in the Targeted Financial Statements under GAAP, in all material respects, (c) those incurred in the ordinary course of business since the date of the most recent Targeted Financial Statements filed as part of the Targeted SEC Documents and consistent with past practice and (d) those incurred in connection with the execution of the Biogen Transaction Agreements or incurred in connection with the transactions contemplated in such agreements.

4.7 Absence of Certain Changes
    --------------------------

       Except as set forth in Schedule 3.7 of the Targeted Disclosure Memorandum attached as Exhibit F to the Merger Agreement (the "Targeted Disclosure
                                                    -------------------
Memorandum"), since December 31, 1999, Targeted has, in all material respects,
----------
conducted its business in the ordinary and usual course consistent with past practice and there has not occurred:

       (a) material amendments or changes to Targeted's articles of incorporation or bylaws;

       (b) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Targeted, or any direct or indirect redemption, purchase or other acquisition by Targeted of any of its capital stock;

       (c) issuance or sale by Targeted of any of its shares of capital stock, or securities exchangeable, convertible or exercisable for its capital stock, or of any other of its securities;

       (d) agreement by Targeted, or any officer or employee of Targeted on behalf of Targeted, to do any of the things described in the preceding clauses
(a) through (c), other than in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Biogen Transaction Agreements.

4.8 Valid Issuance of Stock
    -----------------------

       The Shares, when issued, sold and delivered in accordance with the terms of Article 3 of this Agreement for the consideration expressed in Article 3, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances other than those, if any, created by Biogen, and will be issued in compliance with all applicable state and federal securities laws.

4.9 Litigation
    ----------

       There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before or, to the knowledge of Targeted or any of its subsidiaries, threatened by, any Governmental Entity against Targeted or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, if determined in a manner adverse to Targeted or its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect on Targeted. There is no judgment, decree or order against Targeted or any of its subsidiaries or, to the knowledge of Targeted or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that seeks to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or has, individually or in the aggregate, a Material Adverse Effect on Targeted.

4.10 Intellectual Property
     ---------------------

       To Targeted's knowledge, Targeted owns, or licenses or otherwise possesses legally enforceable rights to use all Intellectual Property that is used in the business of Targeted as currently conducted by Targeted, except to the extent that the failure to have such rights would not have, individually or in the aggregate, a Material Adverse Effect on Targeted. To Targeted's knowledge and except as set forth in Schedule 3.13 of the Targeted Disclosure Memorandum, Targeted is the sole and exclusive owner or exclusive or nonexclusive licensee of, with all right, title and interest in and to (free and clear of any liens), such Intellectual Property, and has legally enforceable rights (and is not contractually obligated to pay any compensation to any Person in respect of such rights) to the use of such Intellectual Property or the material covered by such Intellectual Property in connection with the services or products in respect of which such Intellectual Property is being used.

                                 ARTICLE FIVE
                   REPRESENTATIONS AND WARRANTIES OF BIOGEN

       Biogen represents and warrants to Targeted, as of the date of this Agreement, as follows:

5.1 Authority
    ---------

       Biogen has all requisite power and authority to execute, deliver and perform its obligations under the Funding Agreements. The execution and delivery of the Funding Agreements and the consummation of the transactions contemplated by the Funding Agreements have been duly authorized by all necessary corporate action on the part of Biogen. Each of this Agreement and the Loan Documents has been, and each Share Purchase Agreement will be, duly executed and delivered by Biogen, and each of this Agreement and the Loan Documents constitutes, and each Share Purchase Agreement will constitute, a valid and legally binding obligation of Biogen, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

5.2 No Conflict; Required Filings and Consents
    ------------------------------------------

       (a) The execution, delivery and performance of the Funding Agreements by Biogen do not, and the consummation by Biogen of the transactions contemplated by the Funding Agreements will not, conflict with or result in any material violation of or default under (with or without notice or lapse of time, or both), and do not and will not give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, (i) any provision of Biogen's articles of incorporation or bylaws, each as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Biogen or its properties or assets, except in the case of clause (ii) as would not, individually or in the aggregate, have a Material Adverse Effect on Biogen.

       (b) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity or Governmental Entity is required by or with respect to Biogen in connection with the consummation of the transactions contemplated by the Funding Agreements, except (i) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings that, if not obtained or made, would not have a Material Adverse Effect on Targeted or Biogen and (ii) filings and notices not required to be made or given until after the date of this Agreement.

5.3 Exemption from Registration
    ---------------------------

       Biogen has been advised that none of the Shares to be purchased by Biogen under Article 3 of this Agreement have been, or as of the date of issuance, will be, registered under the Securities Act and the rules and regulations of the SEC promulgated under the Securities Act or applicable state securities laws, but will be offered and sold pursuant to exemptions from such laws, and that Targeted's reliance upon such exemptions is predicated in part on Biogen's representations contained in this Article 5. Biogen is an "accredited investor," as that term is defined under the Securities Act.

5.4 Purchase Entirely for Own Account
    ---------------------------------

       Biogen will acquire the Shares for investment for its own account, not as a nominee or agent, and not with a view to the distribution of any part of the Shares, and Biogen does not have any present intention of selling, granting any participation in, or otherwise distributing any of the Shares in a manner contrary to the Securities Act or any applicable state securities law. Biogen does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to any of the Shares.

5.5 Access to Information
    ---------------------

       Biogen has been furnished such information as it has requested to evaluate an investment in the Shares. Biogen has been given the opportunity to ask questions of and receive answers from representatives of Targeted concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available.

5.6 Restricted Securities
    ---------------------

       Biogen understands that the Shares will be characterized under the Securities Act as "restricted securities" and that the Shares cannot be sold or transferred unless subsequently registered under the Securities Act or an exemption from such registration is available. Biogen represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed by Rule 144 and by the Securities Act.

5.7 Legends
    -------

       Biogen understands that the certificates evidencing the Shares may bear legends in substantially the following form:

          The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities law (collectively, "the Acts"), and no interest in these securities may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Acts covering any such transaction involving these securities, (ii) the Company receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to the Company stating that such transaction is exempt from registration or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

As soon as practicable after the registration of Shares in accordance with this Agreement, Targeted shall, upon receipt of appropriate supporting documentation as may be reasonably requested by Targeted, authorize the removal of the restrictive legend from the stock certificate(s) representing such registered Shares.

5.8 Notices
    -------

       All notices required or permitted to be given under the Funding Agreements shall be governed by the terms of Section 9.2 of the Merger Agreement.

5.9 Payment of Expenses
    -------------------

     (a) Subject to the provisions of subsection (b) of this Section 6.2, each party shall pay its own expenses incident to the negotiation, preparation and execution of the Funding Agreements (including attorneys' fees and costs).

     (b) If there shall occur any Event of Default under the Note, Biogen shall be entitled to recover any costs and expenses incurred by Biogen in connection with the preservation of rights under, and enforcement of, the Loan Documents, whether or not any lawsuit is commenced (including, without limitation, reasonable attorneys' fees and costs).

5.10 Amendment and Waiver; Remedies Cumulative
     -----------------------------------------

     (a) Any term or provision of any of the Funding Agreements may be amended or waived only with the written consent of the parties or their respective successors and assigns.

     (b) No single or partial exercise of any right, power or privilege under any of the Funding Agreements, no delay or omission in exercising any right or remedy, and no course of dealing between the parties shall preclude any other or further exercise of or the exercise of any other right, power or privilege. The rights and remedies in the Funding Agreements expressly provided are cumulative and not exclusive of any other rights or remedies conferred by the Funding Agreements.

5.11 Entire Agreement and Amendments
     -------------------------------

     The Funding Agreements represent the entire agreement between the parties with respect to the Loan, the Put Option and the transactions contemplated by this Agreement and, except as expressly provided in this Agreement, shall not be affected by reference to any other documents.

5.12 Nonassignability; Parties in Interest
     -------------------------------------

     Except as specifically provided, neither the Funding Agreements nor any of the rights, interests or obligations under any of the Funding Agreements shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, each of the Funding Agreements will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.13 Severability
     ------------

     If any provision of the Funding Agreements is held invalid under applicable law, the parties agree to renegotiate such provision in good faith, so as to effect as closely as possible the original intent of the parties with respect to the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from such agreement, (b) the balance of such agreement shall be interpreted as if such provision were so excluded and
(c) the balance of such agreement shall be enforceable in accordance with its terms.

5.14 Descriptive Headings
     --------------------

     The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.15 Counterparts
     ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.16 Governing Law; Venue
     --------------------

     Each of the Funding Agreements, all acts and transactions pursuant to the Funding Agreements and the rights and obligations of the parties shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction and venue of the state and federal courts of the state of New York.

5.17 Rules of Construction
     ---------------------

     The parties agree that they have been represented by counsel during the negotiation, preparation and execution of the Funding Agreements and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in the Funding Agreements will be construed against the party drafting such agreement.

5.18 Specific Performance
     --------------------

     The parties agree that irreparable damage would occur in the event that any provision of the Funding Agreements is not performed in accordance with its terms and that the parties shall be entitled to an injunction or injunctions to prevent breaches of and to enforce specifically the terms and provisions of such agreements in any federal or state court in the state of New York, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Targeted and Biogen have caused this Agreement to be duly executed as of the date first above written.

                              TARGETED GENETICS CORPORATION

                              By: /s/ H. Stewart Parker
                                 ----------------------
                              Name: H Stewart Parker
                              Its: President & CEO

                              BIOGEN, INC.

                              By: /s/ James C. Mullen
                                  -------------------
                              Name: James C. Mullen
                              Its: President

                                   EXHIBIT A
                           to the Funding Agreement

                                PROMISSORY NOTE

$10,000,000                                                      August __, 2000

     For value received, the undersigned, TARGETED GENETICS CORPORATION ("Targeted"), promises to pay to the order of BIOGEN, INC. ("Biogen"), at 14
  --------                                                   ------
Cambridge Center, Cambridge, Massachusetts 02142, or such other place or places as the holder of this Note may designate in writing, the principal sum of the lesser of (a) Ten Million Dollars ($10,000,000) and (b) so much of such principal sum as has been advanced by Biogen to Targeted, in accordance with the terms and conditions of the Funding Agreement, dated as of the date of this Note, by and between Targeted and Biogen (together with all supplements, exhibits, amendments and modifications to such agreement, the "Funding
                                                               -------
Agreement").  Targeted also promises to pay interest on the unpaid principal
---------
balance of this Note, commencing as of the first date of an advance under this Note, in like money in accordance with the terms and conditions of, and at the rate or rates provided in, the Funding Agreement. All such interest is payable annually, commencing one year from the first date of an Advance under this Note. All principal is due and payable in full on the Maturity Date or such earlier date as provided in the Funding Agreement.

     Targeted waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note, except such notices as are specifically required by this Note or by the Funding Agreement, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Biogen. Targeted consents to any and all extensions of time, renewals or waivers that may be granted by Biogen with respect to payment or other provisions of this Note and the Funding Agreement.

     This Note is the Note referred to in the Funding Agreement and as such is entitled to all of the benefits and obligations specified in the Funding Agreement. Reference is made to the Funding Agreement for provisions for the repayment of this Note and the acceleration of the maturity of this Note.

     All capitalized terms used and not otherwise defined in this Note shall have the meanings given to such terms in the Funding Agreement.

                              TARGETED GENETICS CORPORATION

                              By __________________________
                              Name ________________________
                              Its _________________________